EXHIBIT 23(C)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vanguard Cellular Systems, Inc.:

     As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1997 included in this Form 10-K, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, Form S-8 Registration Statement No. 33-69824, Form S-8 Registration No. 333-34771, Form S-8 Registration Statement No. 333-34785 and Form S-8 Registration Statement No. 333-34787. It should be noted that we have performed no audit procedures subsequent to March 24, 1997, the date of our report. Furthermore, we have not made an audit of any financial statements of RHP as of any date or for any period subsequent to December 31, 1996, the date of the latest financial statements covered by our report.




                                            PRASETIO, UTOMO & CO.

Jakarta, Indonesia
June 30, 1998